Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this "Agreement") is executed as of June 22, 2007 for effectiveness as of June 1, 2007, by and between CYBER DIGITAL, INC., a New York corporation (the "Company"), and LAURUS MASTER FUND, LTD., a Cayman Islands company (the "Purchaser").

RECITALS

WHEREAS, the Company has authorized the sale to the Purchaser of a Secured Convertible Term Note in the aggregate principal amount of One Million Three Hundred Seven Thousand Three Hundred Thirty-Eight Dollars 26/00 ($1,307,338.26) in the form of Exhibit A hereto (as amended, modified and/or supplemented from time to time, the "Note"), which Note is convertible into shares of the Company's common stock, $0.0066667 par value per share (the "Common Stock") at an initial fixed conversion price of $0.50 per share of Common Stock ("Fixed Conversion Price");

WHEREAS, the Purchaser desires to purchase the Note on the terms and conditions set forth herein; and

WHEREAS, the Company desires to issue and sell the Note to the Purchaser on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

    Agreement to Sell and Purchase. Pursuant to the terms and conditions set forth in this Agreement, on the Closing Date (as defined in Section 3), the Company shall sell to the Purchaser, and the Purchaser shall purchase from the Company, the Note. The sale of the Note on the Closing Date shall be known as the "Offering." The Note will mature on the Maturity Date (as defined in the Note). Collectively, the Note and Common Stock issuable upon conversion of the Note are referred to as the "Securities."

    Payment. On the Closing Date:

        Subject to the terms of Section 2(d) below, the Company shall pay to Laurus Capital Management, LLC, the investment manager of the Purchaser ("LCM"), a non-refundable payment in an amount equal to three and one half percent (3.50%) of the aggregate principal amount of the Note (i.e. $45,756.83). The foregoing payment is referred to herein as the "LCM Payment." Such payment shall be deemed fully earned on the Closing Date and shall not be subject to rebate or proration for any reason.

        The Company shall reimburse the Purchaser for its reasonable expenses (including reasonable legal fees and expenses) incurred in connection with the entering into of this Agreement and the Related Agreements (as hereinafter defined), and expenses incurred in connection with the Purchaser's due diligence review of the Company and its Subsidiaries (as defined in Section 4.2) and all related matters. Amounts required to be paid under this Section 2(b) (i.e. $5,000) will be paid on the Closing Date.

        The LCM Payment and the expenses referred to in the preceding clause (b) (net of deposits previously paid by the Company) shall be paid at closing out of funds held pursuant to the Escrow Agreement (as defined below) and a disbursement letter (the "Disbursement Letter").

    Closing, Delivery and Payment.

      Closing. Subject to the terms and conditions herein, the closing of the transactions contemplated hereby (the "Closing"), shall take place on the date hereof, at such time or place as the Company and the Purchaser may mutually agree (such date is hereinafter referred to as the "Closing Date").

      Delivery. Pursuant to the Escrow Agreement, at the Closing on the Closing Date, the Company will deliver to the Purchaser, among other things, the Note and the Purchaser will deliver to the Company, among other things, the amounts set forth in a disbursement letter (the "Disbursement Letter") by certified funds or wire transfer. The Company hereby acknowledges and agrees that Purchaser's obligation to purchase the Note from the Company on the Closing Date shall be contingent upon the satisfaction (or waiver by the Purchaser in its sole discretion) of the items and matters set forth in the closing checklist provided by the Purchaser to the Company on or prior to the Closing Date.

    Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser as follows (such representations and warranties do not lessen or obviate the representations and warranties of the Purchaser set forth in this Agreement):

      Organization, Good Standing and Qualification. Each of the Company and each of its Subsidiaries is a corporation, partnership or limited liability company, as the case may be, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of the Company and each of its Subsidiaries has the corporate, limited liability company or partnership, as the case may be, power and authority to own and operate its properties and assets and, insofar as it is or shall be a party thereto, to (1) execute and deliver (i) this Agreement, (ii) the Note to be issued in connection with this Agreement, (iii) the Master Security Agreement dated as of the date hereof between the Company, certain Subsidiaries of the Company and the Purchaser (as amended, modified and/or supplemented from time to time, the "Master Security Agreement"), (iv) the Registration Rights Agreement relating to the Securities dated as of the date hereof between the Company and the Purchaser (as amended, modified and/or supplemented from time to time, the "Registration Rights Agreement"), (v) the Stock Pledge Agreement dated as of the date hereof among the Company, certain Subsidiaries of the Company and the Purchaser (as amended, modified and/or or supplemented from time to time, the "Stock Pledge Agreement"), (vi) the Subsidiary Guaranty dated as of the date hereof made by certain Subsidiaries of the Company (as amended, modified and/or supplemented from time to time, the "Subsidiary Guaranty"), (vii) the Funds Escrow Agreement dated as of the date hereof among the Company, the Purchaser and the escrow agent referred to therein, substantially in the form of Exhibit C hereto (as amended, modified and/or supplemented from time to time, the "Escrow Agreement") and (viii) all other documents, instruments and agreements entered into in connection with the transactions contemplated hereby and thereby (the preceding clauses (ii) through (viii), collectively, the "Related Agreements"); (2) issue and sell the Note and the shares of Common Stock issuable upon conversion of the Note (the "Note Shares"); and (3) carry out the provisions of this Agreement and the Related Agreements and to carry on its business as presently conducted. Each of the Company and each of its Subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign corporation, partnership or limited liability company, as the case may be, in all jurisdictions in which the nature or location of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so has not, or would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, assets, liabilities, financial condition, properties or operations of the Company, taken individually, and/or the Company and its Subsidiaries, taken as a whole (a "Material Adverse Effect").

      Subsidiaries. Each direct and indirect Subsidiary of the Company, the direct owner of such Subsidiary and its percentage ownership thereof, is set forth on Schedule 4.2. No Inactive Subsidiary (as defined below) owns any assets (other than immaterial assets) or has any significant operations. For the purpose of this Agreement, (x) a "Subsidiary" of any person or entity means (i) a corporation or other entity whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other persons or entities performing similar functions for such person or entity, are owned, directly or indirectly, by such person or entity or (ii) a corporation or other entity in which such person or entity owns, directly or indirectly, more than 50% of the equity interests at such time and (y) the "Inactive Subsidiaries" shall mean, collectively, Cyber Digital (India) Private Ltd., an India company, Cyber Digital (Nigeria) Ltd., a Nigeria company and each other Subsidiary of the Company that does not own any assets (other than immaterial assets) or have any significant operations..

      Capitalization; Voting Rights.

        The authorized capital stock of the Company, as of June 4, 2007 consists of 100,000,000 shares, of which 90,000,000 are shares of Common Stock, par value $0.0066667 per share, 33,504,813 shares of which are issued and outstanding, and 10,000,000 are shares of preferred stock, par value $0.05 per share of which 310 shares of Series C preferred stock and 50 shares of Series E preferred stock are issued and outstanding. The authorized, issued and outstanding capital stock of each Subsidiary of the Company is set forth on Schedule 4.3.

        Except as disclosed on Schedule 4.3, other than: (i) the shares reserved for issuance under the Company's stock option plans; and (ii) shares which may be granted pursuant to this Agreement and the Related Agreements, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or arrangements or agreements of any kind for the purchase or acquisition from the Company of any of its securities. Except as disclosed on Schedule 4.3, neither the offer, issuance or sale of the Note, or the issuance of any of the Note Shares, nor the consummation of any transaction contemplated hereby will result in a change in the price or number of any securities of the Company outstanding, under anti-dilution or other similar provisions contained in or affecting any such securities.

        All issued and outstanding shares of the Company's Common Stock: (i) have been duly authorized and validly issued and are fully paid and nonassessable; and (ii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

        The rights, preferences, privileges and restrictions of the shares of the Common Stock are as stated in the Company's Certificate of Incorporation (the "Charter"). The Note Shares have been duly and validly reserved for issuance. When issued in compliance with the provisions of this Agreement and the Charter, the Securities will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Securities may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

      Authorization; Binding Obligations. All corporate, partnership or limited liability company, as the case may be, action on the part of the Company and each of its Subsidiaries (including their respective officers and directors) necessary for the authorization of this Agreement and the Related Agreements, the performance of all obligations of the Company and its Subsidiaries hereunder and under the other Related Agreements at the Closing and, the authorization, sale, issuance and delivery of the Note has been taken or will be taken prior to the Closing. This Agreement and the Related Agreements, when executed and delivered and to the extent it is a party thereto, will be valid and binding obligations of each of the Company and each of its Subsidiaries, enforceable against each such entity in accordance with their terms, except:

        as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; and

        general principles of equity that restrict the availability of equitable or legal remedies.

      The sale of the Note and the subsequent conversion of the Note into Note Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

      Liabilities; Solvency.

        Neither the Company nor any of its Subsidiaries has any material liabilities, except current liabilities incurred in the ordinary course of business and liabilities disclosed in the Company's Annual Reports on Form 10-KSB, Quarterly Reports on form 10-QSB and all Form 8-K filings which it has made (collectively, the "SEC Reports" and each, an "SEC Report") made prior to the date of this Agreement, copies of which have been provided to the Purchaser.

        Both before and after giving effect to (i) the transactions contemplated hereby that are to be consummated on the Closing Date, (ii) the transactions contemplated by the eLEC Purchase Agreements (as defined in Section 6.5 below) that are to be consummated on the Closing Date, (iii) the disbursement of the proceeds of, or the assumption of the liability in respect of, the Note pursuant to the instructions or agreement of the Company and (iv) the payment and accrual of all transaction costs in connection with the foregoing, the Company and each Subsidiary of the Company, is and will be, Solvent. For purposes of this Section 4.5(b), "Solvent" means, with respect to any Person on a particular date, that on such date (i) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business; and (ii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature. The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can reasonably be expected to become an actual or matured liability.

      Agreements; Action. Except as set forth on Schedule 4.6 or as disclosed in any SEC Reports:

        there are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company or any of its Subsidiaries is a party or by which it is bound which may involve: (i) obligations (contingent or otherwise) of, or payments to, the Company or any of its Subsidiaries in excess of $50,000 (other than obligations of, or payments to, the Company or any of its Subsidiaries arising from purchase or sale agreements entered into in the ordinary course of business); or (ii) the transfer or license of any patent, copyright, trade secret or other proprietary right to or from the Company or any of its Subsidiaries (other than licenses arising from the purchase of "off the shelf" or other standard products); or (iii) provisions restricting the development, manufacture or distribution of the Company's or any of its Subsidiaries products or services; or (iv) indemnification by the Company or any of its Subsidiaries with respect to infringements of proprietary rights.

        Since December 31, 2006 (the "Balance Sheet Date"), neither the Company nor any of its Subsidiaries has: (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock; (ii) incurred any indebtedness for money borrowed or any other liabilities (other than ordinary course obligations) individually in excess of $50,000 or, in the case of indebtedness and/or liabilities individually less than $50,000, in excess of $100,000 in the aggregate; (iii) made any loans or advances to any person or entity not in excess, individually or in the aggregate, of $100,000, other than ordinary course advances for travel expenses; or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

        For the purposes of subsections (a) and (b) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company or any Subsidiary of the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

        The Company maintains disclosure controls and procedures ("Disclosure Controls") designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Securities Exchange Act of 1934, as amended (the "Exchange Act")is recorded, processed, summarized, and reported, within the time periods specified in the rules and forms of the Securities and Exchange Commission ("SEC").

        The Company makes and keeps books, records, and accounts, that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the Company's assets in all material respects. The Company maintains internal control over financial reporting ("Financial Reporting Controls") designed by, or under the supervision of, the Company's principal executive and principal financial officers, and effected by the Company's board of directors, management, and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles ("GAAP"), including that:

          transactions are executed in accordance with management's general or specific authorization;

          unauthorized acquisition, use, or disposition of the Company's assets that would have a material effect on the financial statements are prevented or timely detected;

          transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that the Company's receipts and expenditures are being made only in accordance with authorizations of the Company's management and board of directors;

          transactions are recorded as necessary to maintain accountability for assets; and

          the recorded accountability for assets is compared with the existing assets at reasonable intervals, and appropriate action is taken with respect to any differences.

        There is no weakness in any of the Company's Disclosure Controls or Financial Reporting Controls that is required to be disclosed in any of the SEC Reports, except as so disclosed.

      Obligations to Related Parties. Except as set forth on Schedule 4.7, there are no obligations of the Company or any of its Subsidiaries to officers, directors, stockholders or employees of the Company or any of its Subsidiaries other than:

        for payment of salary for services rendered and for bonus payments;

        reimbursement for reasonable expenses incurred on behalf of the Company and its Subsidiaries;

        for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company and each Subsidiary of the Company, as applicable); and

        obligations listed in the Company's and each of its Subsidiary's financial statements or disclosed in any of the Company's SEC Reports.

      Except as described above or set forth on Schedule 4.7, none of the officers, directors or, to the best of the Company's knowledge, key employees or stockholders of the Company or any of its Subsidiaries or any members of their immediate families, are indebted to the Company or any of its Subsidiaries, individually or in the aggregate, in excess of $50,000 or have any direct or indirect ownership interest in any firm or corporation with which the Company or any of its Subsidiaries is affiliated or with which the Company or any of its Subsidiaries has a business relationship, or any firm or corporation which competes with the Company or any of its Subsidiaries, other than passive investments in publicly traded companies (representing less than one percent (1%) of such company) which may compete with the Company or any of its Subsidiaries. Except as described above, no officer, director or stockholder of the Company or any of its Subsidiaries, or any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company or any of its Subsidiaries and no agreements, understandings or proposed transactions are contemplated between the Company or any of its Subsidiaries and any such person. Except as set forth on Schedule 4.7, neither the Company nor any of its Subsidiaries is a guarantor or indemnitor of any indebtedness of any other person or entity.

      Changes. Since the Balance Sheet Date, except as disclosed in any SEC Report or in any Schedule to this Agreement or to any of the Related Agreements, there has not been:

        any change or effect which has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

        any resignation or termination of any officer or key employee of the Company or any of its Subsidiaries;

        any material change, except in the ordinary course of business, in any material contingent obligation of the Company or any of its Subsidiaries by way of guaranty, endorsement, indemnity, warranty or otherwise;

        any damage, destruction or loss, whether or not covered by insurance, which has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

        any waiver by the Company or any of its Subsidiaries of a valuable right or of a material debt owed to it;

        any direct or indirect loans made by the Company or any of its Subsidiaries to any stockholder, employee, officer or director of the Company or any of its Subsidiaries, other than advances made in the ordinary course of business;

        any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder of the Company or any of its Subsidiaries;

        any declaration or payment of any dividend or other distribution of the assets of the Company or any of its Subsidiaries;

        to the Company's knowledge, any labor organization activity related to the Company or any of its Subsidiaries;

        any debt, obligation or liability incurred, assumed or guaranteed by the Company or any of its Subsidiaries, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

        any sale, assignment or transfer of any material patents, trademarks, copyrights, trade secrets or other intangible assets owned by the Company or any of its Subsidiaries;

        any change in any material agreement to which the Company or any of its Subsidiaries is a party or by which either the Company or any of its Subsidiaries is bound which has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

        any other event or condition of any character that has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; or

        any agreement or commitment by the Company or any of its Subsidiaries to do any of the acts described in subsection (a) through (m) above.

      Title to Properties and Assets; Liens, Etc. Except as set forth on Schedule 4.9, each of the Company and each of its Subsidiaries has good and marketable title to its properties and assets, and good title to its leasehold interests, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than the following (each, a "Permitted Encumbrance"):

        those resulting from taxes, assessments or other governmental charges not yet due and payable;

        those arising pursuant to this Agreement and the Related Agreements and the transactions contemplated hereby and thereby;

        those that will be released prior to the Closing Date;

        minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company or any of its Subsidiaries, so long as in each such case, such liens and encumbrances have no effect on the lien priority of the Purchaser in such property;

        liens on Intellectual Property now existing in favor of Messrs. Jawahar C. Chatpar and Prem Chatpar or which will in the future be granted in connection with the issuance or consolidation of subordinated indebtedness of the Company; and

        those that have otherwise arisen in the ordinary course of business, so long as they have no effect on the lien priority of the Purchaser therein.

      All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company and its Subsidiaries are in good operating condition and repair, ordinary wear and tear excepted, and are reasonably fit and usable for the purposes for which they are being used. Except as set forth on Schedule 4.9, the Company and its Subsidiaries are in compliance with all material terms of each lease to which it is a party or is otherwise bound.

      Intellectual Property.

        Each of the Company and each of its Subsidiaries owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary to conduct its business as now conducted, in all material respects, and, to the Company's knowledge, as presently proposed to be conducted (the "Intellectual Property"), without any known infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing proprietary rights, nor is the Company or any of its Subsidiaries bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of "off the shelf" or standard products.

        Neither the Company nor any of its Subsidiaries has received any communications alleging that the Company or any of its Subsidiaries has violated any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity.

        The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company or any of its Subsidiaries, except for inventions, trade secrets or proprietary information that have been rightfully assigned to the Company or any of its Subsidiaries.

      Compliance with Other Instruments. Neither the Company nor any of its Subsidiaries is in violation or default of (x) any term of its Charter or Bylaws, or (y) any provision of any indebtedness, mortgage, indenture, contract, agreement or instrument to which it is party or by which it is bound or of any judgment, decree, order or writ, which violation or default, in the case of this clause (y), has had, or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. The execution, delivery and performance of and compliance with this Agreement and the Related Agreements to which it is a party, and the issuance and sale of the Note by the Company and the other Securities by the Company each pursuant hereto and thereto, does not, with or without the passage of time or giving of notice, result in any such material violation, or conflict with or constitute a default under any such term or provision, or result in the creation of any mortgage, pledge, lien, encumbrance or charge, other than Permitted Encumbrances, upon any of the properties or assets of the Company or any of its Subsidiaries or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

      Litigation. Except as set forth on Schedule 4.12 hereto, there is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company or any of its Subsidiaries that prevents the Company or any of its Subsidiaries from entering into this Agreement or the other Related Agreements, or from consummating the transactions contemplated hereby or thereby, or which has had, or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect or any change in the current equity ownership of the Company or any of its Subsidiaries, nor is the Company aware that there is any basis to assert any of the foregoing. Neither the Company nor any of its Subsidiaries is a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company or any of its Subsidiaries currently pending or which the Company or any of its Subsidiaries intends to initiate.

      Tax Returns and Payments. Each of the Company and each of its Subsidiaries has timely filed all tax returns (federal, state and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and all other taxes due and payable by the Company or any of its Subsidiaries on or before the Closing, have been paid or will be paid prior to the time they become delinquent, except for taxes which are being contested in good faith by appropriate proceedings and are set forth on Schedule 4.13. Except as set forth on Schedule 4.13, neither the Company nor any of its Subsidiaries has been advised:

        that any of its returns, federal, state or other, have been or are being audited as of the date hereof; or

        of any adjustment, deficiency, assessment or court decision in respect of its federal, state or other taxes.

      The Company has no knowledge of any liability for any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

      Employees. Except as set forth on Schedule 4.14: (a) neither the Company nor any of its Subsidiaries has any collective bargaining agreements with any of its employees; (c) there is no labor union organizing activity pending or, to the Company's knowledge, threatened with respect to the Company or any of its Subsidiaries; (c) neither the Company nor any of its Subsidiaries is a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement; (d) to the Company's knowledge, no employee of the Company or any of its Subsidiaries, nor any consultant with whom the Company or any of its Subsidiaries has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company or any of its Subsidiaries because of the nature of the business to be conducted by the Company or any of its Subsidiaries; (e) to the Company's knowledge the continued employment by the Company and its Subsidiaries of their present employees, and the performance of the Company's and its Subsidiaries' contracts with its independent contractors, does not result in any such violation; (f) neither the Company nor any of its Subsidiaries is aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency that would interfere with their duties to the Company or any of its Subsidiaries; (g) neither the Company nor any of its Subsidiaries has received any notice alleging that any such violation has occurred; and (h) except for employees who have a current effective employment agreement with the Company or any of its Subsidiaries, no employee of the Company or any of its Subsidiaries has been granted the right to continued employment by the Company or any of its Subsidiaries or to any material compensation following termination of employment with the Company or any of its Subsidiaries..

      Registration Rights and Voting Rights. Except as set forth on Schedule 4.15 and except as disclosed in SEC Reports, neither the Company nor any of its Subsidiaries is presently under any obligation, and neither the Company nor any of its Subsidiaries has granted any rights, to register any of the Company's or its Subsidiaries' presently outstanding securities or any of its securities that may hereafter be issued. Except as set forth on Schedule 4.15 and except as disclosed in SEC Reports, to the Company's knowledge, no stockholder of the Company or any of its Subsidiaries has entered into any agreement with respect to the voting of equity securities of the Company or any of its Subsidiaries.

      Compliance with Laws; Permits. Neither the Company nor any of its Subsidiaries is in violation of any provision of the Sarbanes-Oxley Act of 2002 or any SEC related regulation or rule or any rule of the Principal Market (as hereafter defined) promulgated thereunder or any other applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties in any case which has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement or any other Related Agreement and the issuance of any of the Securities, except such as have been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. Each of the Company and its Subsidiaries has all material franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      Environmental and Safety Laws. Neither the Company nor any of its Subsidiaries is in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as set forth on Schedule 4.17, no Hazardous Materials (as defined below) are used or have been used, stored, or disposed of by the Company or any of its Subsidiaries or, to the Company's knowledge, by any other person or entity on any property owned, leased or used by the Company or any of its Subsidiaries. For the purposes of the preceding sentence, "Hazardous Materials" shall mean:

        materials which are listed or otherwise defined as "hazardous" or "toxic" under any applicable local, state, federal and/or foreign laws and regulations that govern the existence and/or remedy of contamination on property, the protection of the environment from contamination, the control of hazardous wastes, or other activities involving hazardous substances, including building materials; or

        any petroleum products or nuclear materials.

      Valid Offering. Assuming the accuracy of the representations and warranties of the Purchaser contained in this Agreement, the offer, sale and issuance of the Securities will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

      Full Disclosure. Each of the Company and each of its Subsidiaries has provided the Purchaser with all information the Company and its Subsidiaries believe is reasonably necessary in connection with the Purchaser's decision to purchase the Note. Neither this Agreement, the Related Agreements, the exhibits and schedules hereto and thereto nor any other document delivered by the Company or any of its Subsidiaries to Purchaser or its attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading. Any financial projections and other estimates provided to the Purchaser by the Company or any of its Subsidiaries were based on the Company's and its Subsidiaries' experience in the industry and on assumptions of fact and opinion as to future events which the Company or any of its Subsidiaries, at the date of the issuance of such projections or estimates, believed to be reasonable.

      Insurance. Each of the Company and each of its Subsidiaries has general commercial, product liability, fire and casualty insurance policies with coverages which the Company believes are customary for companies similarly situated to the Company and its Subsidiaries in the same or similar business.

      SEC Reports. Except as set forth on Schedule 4.21, the Company has filed all proxy statements, reports and other documents required to be filed by it under the Exchange Act. Except as set forth on Schedule 4.21, each of the Company's Annual Reports on Form 10-KSB for its fiscal years ended March 31, 2007 and the Form 8-K filings which it has made during the fiscal year 2007 to date (collectively, the "Current SEC Reports" and each, a "Current SEC Report") was, at its respective time of filing or effective date, in compliance, in all material respects, with the applicable requirements of its respective form and none of the Current SEC Reports, nor the financial statements (and the notes thereto) included in the Current SEC Reports, as of their respective filing dates or effective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent corrected in compliance with applicable law.

      Listing. The Company's Common Stock is listed or quoted, as applicable, on a Principal Market (as hereafter defined) and all applicable requirements for the continuation of such listing or quotation, as applicable. The Company has not received any notice that its Common Stock will be delisted from, or no longer quoted on, as applicable, the Principal Market or that its Common Stock does not meet all applicable requirements for such listing or quotation, as applicable. For purposes hereof, the term "Principal Market" means the NASD Over The Counter Bulletin Board, NASDAQ Capital Market, NASDAQ National Markets System, American Stock Exchange or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock).

      No Integrated Offering. Neither the Company, nor any of its Subsidiaries or affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities pursuant to this Agreement or any of the Related Agreements to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from selling the Securities pursuant to Rule 506 under the Securities Act, or any applicable exchange-related stockholder approval provisions, nor will the Company or any of its affiliates or Subsidiaries take any action or steps that would cause the offering of the Securities to be integrated with other offerings.

      Stop Transfer. The Securities are restricted securities as of the date of this Agreement. Neither the Company nor any of its Subsidiaries will issue any stop transfer order or other order impeding the sale and delivery of any of the Securities at such time as the Securities are registered for public sale or an exemption from registration is available, except as required by state and federal securities laws.

      Dilution. The Company specifically acknowledges that its obligation to issue the shares of Common Stock upon conversion of the Note is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.

      Patriot Act. The Company certifies that, to the best of Company's knowledge, neither the Company nor any of its Subsidiaries has been designated, nor is or shall be owned or controlled, by a "suspected terrorist" as defined in Executive Order 13224. The Company hereby acknowledges that the Purchaser seeks to comply with all applicable laws concerning money laundering and related activities. In furtherance of those efforts, the Company hereby represents, warrants and covenants that: (i) none of the cash or property that the Company or any of its Subsidiaries will pay or will contribute to the Purchaser has been or shall be derived from, or related to, any activity that is deemed criminal under United States law; and (ii) no contribution or payment by the Company or any of its Subsidiaries to the Purchaser, to the extent that they are within the Company's and/or its Subsidiaries' control shall cause the Purchaser to be in violation of the United States Bank Secrecy Act, the United States International Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001. The Company shall promptly notify the Purchaser if any of these representations, warranties or covenants ceases to be true and accurate regarding the Company or any of its Subsidiaries. The Company shall provide the Purchaser such additional information regarding the Company or any of its Subsidiaries that the Purchaser shall reasonably deem necessary to ensure its compliance with applicable laws concerning money laundering and similar activities. The Company understands and agrees that if at any time it is discovered that any of the foregoing representations, warranties or covenants are incorrect, or if otherwise required by applicable law or regulation related to money laundering or similar activities, the Purchaser may undertake appropriate actions to ensure compliance with applicable law or regulation, including but not limited to segregation and/or redemption of the Purchaser's investment in the Company. The Company further understands that the Purchaser may release confidential information about the Company and its Subsidiaries (to the extent provided herein or otherwise in a writing signed by each of the parties hereto) and, if applicable, any underlying beneficial owners, to proper authorities if the Purchaser, in its reasonable discretion, determines that it is in the best interests of the Purchaser in light of relevant rules and regulations under the laws set forth in subsection (ii) above.

      ERISA. Based upon the Employee Retirement Income Security Act of 1974 ("ERISA"), and the regulations and published interpretations thereunder: (i) neither the Company nor any of its Subsidiaries has engaged in any Prohibited Transactions (as defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code")); (ii) each of the Company and each of its Subsidiaries has complied, in all material respects, with the applicable minimum funding requirements under Section 302 of ERISA in respect of its plans; (iii) neither the Company nor any of its Subsidiaries has any knowledge of any event or occurrence which would cause the Pension Benefit Guaranty Corporation to institute proceedings under Title IV of ERISA to terminate any employee benefit plan(s); (iv) neither the Company nor any of its Subsidiaries has any fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than the Company's or such Subsidiary's employees; and (v) neither the Company nor any of its Subsidiaries has withdrawn, completely or partially, from any multi-employer pension plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980.

    Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as follows (such representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in this Agreement):

      No Shorting. The Purchaser or any of its affiliates and investment partners has not, will not and will not cause any person or entity, to directly engage in "short sales" of the Company's Common Stock as long as the Note shall be outstanding.

      Requisite Power and Authority. The Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and the Related Agreements and to carry out their provisions. All corporate action on the Purchaser's part required for the lawful authorization, execution and delivery of this Agreement and the Related Agreements have been taken. Upon their execution and delivery, this Agreement and the Related Agreements will be valid and binding obligations of the Purchaser, enforceable in accordance with their terms, except:

        as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; and

        as limited by general principles of equity that restrict the availability of equitable and legal remedies.

      Investment Representations. The Purchaser understands that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the Purchaser's representations contained in this Agreement, including, without limitation, that the Purchaser is an "accredited investor" within the meaning of Regulation D under the Securities Act of 1933, as amended (the "Securities Act"). The Purchaser confirms that it has received or has had access to all the information it considers necessary to make an informed investment decision with respect to the Note to be purchased by it under this Agreement and the Note Shares acquired by it upon the conversion of the Note. The Purchaser further confirms that it has had an opportunity to ask questions and receive answers from the Company regarding the Company's and its Subsidiaries' business, management and financial affairs and the terms and conditions of the Offering, the Note and the Securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Purchaser or to which the Purchaser had access.

      The Purchaser Bears Economic Risk. The Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company (including the Note and the Note Shares)and has the capacity to protect its own interests. The Purchaser must bear the economic risk of this investment until the Securities are sold pursuant to: (i) an effective registration statement under the Securities Act; or (ii) an exemption from registration is available with respect to such sale.

      Acquisition for Own Account. The Purchaser is acquiring the Note and the Note Shares for the Purchaser's own account for investment only, and not as a nominee or agent and not with a view towards or for resale in connection with their distribution.

      The Purchaser Can Protect Its Interest. The Purchaser represents that by reason of its, or of its management's, business and financial experience, the Purchaser has the capacity to evaluate the merits and risks of its investment in the Note and the Securities and to protect its own interests in connection with the transactions contemplated in this Agreement and the Related Agreements. Further, the Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement or the Related Agreements.

      Accredited Investor. The Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

      Legends.

        The Note shall bear substantially the following legend:

        "THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE OR SUCH SHARES UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO CYBER DIGITAL, INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

        The Note Shares, if not issued by DWAC system (as hereinafter defined), shall bear a legend which shall be in substantially the following form until such shares are covered by an effective registration statement filed with the SEC:

    "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND APPLICABLE STATE LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO CYBER DIGITAL, INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

    Covenants of the Company. The Company covenants and agrees with the Purchaser as follows:

      Stop-Orders. The Company will advise the Purchaser, promptly after it receives notice of issuance by the SEC, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

      Listing. The Company shall as promptly as practicable secure the listing or quotation, as applicable, of the shares of Common Stock issuable upon conversion of the Note on the Principal Market upon which shares of Common Stock are listed or quoted for trading, as applicable (subject to official notice of issuance) and shall maintain such listing or quotation, as applicable, so long as any other shares of Common Stock shall be so listed or quoted, as applicable. The Company will maintain the listing or quotation, as applicable, of its Common Stock on the Principal Market, and will comply in all material respects with the Company's reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers ("NASD") and such exchanges, as applicable.

      Market Regulations. The Company shall notify the SEC, NASD and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Purchaser and promptly provide copies thereof to the Purchaser.

      Reporting Requirements.

        The Company shall timely file and deliver to the Purchaser its Annual Report on Form 10-KSB and its Quarterly Report on Form 10-QSB, in each case as such filings are required to be made under the applicable rules and regulations of the SEC;

        The Company shall timely file with the SEC all other reports required to be filed by it pursuant to the Exchange Act and shall refrain from terminating its status as an issuer required by the Exchange Act to file reports thereunder even if the Exchange Act or the rules or regulations thereunder would permit such termination. Promptly after (i) the filing thereof, the Company shall deliver to the Purchaser copies of each of the Company's registration statements and all other reports which the Company files with the SEC, and (ii) the issuance thereof, the Company shall deliver to the Purchaser copies of such financial statements, reports and proxy statements as the Company shall send to its stockholders;

        As soon as available and in any event within forty (40) days after the end of each calendar month, deliver to the Purchaser an unaudited/internal balance sheet and statements of income, retained earnings and cash flows of each of the Company and its Subsidiaries, in form and detail as shall be reasonably acceptable to the Purchaser, as at the end of and for such month and for the year to date period then ended, prepared on a consolidating and consolidated basis to include the Company, each Subsidiary of the Company and each of their respective affiliates, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with GAAP, subject to year-end adjustments and accompanied by a certificate of the Company's President, Chief Executive Officer or Chief Financial Officer, stating (i) that such financial statements have been prepared in accordance with GAAP, subject to year-end audit adjustments, and (ii) whether or not such officer has knowledge of the occurrence of any Event of Default (as defined in the Note) not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto; and

        The Company shall deliver, or cause the applicable Subsidiary of the Company to deliver, such information (other than any SEC Reports, to the extent same are publicly available) as the Purchaser shall reasonably request.

      Use of Funds. The Company shall use the proceeds of the sale of the Note only in connection with its acquisitions of (a) 100% of the issued and outstanding shares of the common stock of New Rochelle Telephone Corp. from eLEC Communications Corp. ("eLEC") pursuant to that certain Stock Purchase Agreement, dated as of December 14, 2006, as amended to date, among the Company, eLEC, and CYBD Acquisition, Inc., a wholly-owned subsidiary of the Company, and (b) 100% of the issued and outstanding shares of the common stock of Telecarrier Services, Inc. from eLEC pursuant to that certain Stock Purchase Agreement, dated as of December 14, 2006, as amended to date, among the Company, eLEC, and CYBD Acquisition II, Inc., a wholly-owned subsidiary of the Company (the agreements referenced in the foregoing clauses (a) and (b), collectively, the "eLEC Purchase Agreements").

      Access to Facilities. Each of the Company and each of its Subsidiaries shall permit any representatives of the Purchaser designated by the Purchaser (or any successor of the Purchaser), upon reasonable notice and during normal business hours, at such person's expense and accompanied by a representative of the Company (provided that no such prior notice shall be required to be given and no such representative of the Company or any Subsidiary shall be required to accompany the Purchaser in the event the Purchaser reasonably believes such access is necessary to preserve or protect the Collateral (as defined in the Master Security Agreement) or following the occurrence and during the continuance of an Event of Default (as defined in the Note)), to:

        visit and inspect any of the properties of the Company or any of its Subsidiaries;

        examine the corporate and financial records of the Company or any of its Subsidiaries (unless such examination is not permitted by federal, state or local law or by contract) and make copies thereof or extracts therefrom as may be reasonably required; and

        discuss the affairs, finances and accounts of the Company or any of its Subsidiaries with the directors, officers and independent accountants of the Company or any of its Subsidiaries.

      Notwithstanding the foregoing, neither the Company nor any of its Subsidiaries will provide any material, non-public information to the Purchaser or any of its representatives unless the Purchaser signs a confidentiality agreement and otherwise complies with Regulation FD promulgated by the SEC.

      Taxes. Each of the Company and each of its Subsidiaries will pay and discharge when due and payable, or cause to be paid and discharged, when due and payable, all taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company and its Subsidiaries; provided, however, that any such tax, assessment, charge or levy need not be paid and discharged currently pursuant to the foregoing sentence if (i) the validity thereof shall currently and diligently be contested in good faith by appropriate proceedings, (ii) such tax, assessment, charge or levy shall have no material effect on the lien priority of the Purchaser in any property of the Company or any of its Subsidiaries and (iii) if the Company and/or such Subsidiary shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP; and provided, further, that the Company and its Subsidiaries will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

      Insurance. (i) The Company shall bear the full risk of loss from any loss of any nature whatsoever with respect to the Collateral (as defined in each of the Master Security Agreement, the Stock Pledge Agreement and each other security agreement entered into by the Company and/or any of its Subsidiaries for the benefit of the Purchaser) and the Company and each of its Subsidiaries will, jointly and severally, bear the full risk of loss from any loss of any nature whatsoever with respect to the assets pledged to the Purchaser as security for the Obligations (as defined in the Master Security Agreement).  Furthermore, the Company will insure or cause the Collateral to be insured in the Purchaser's name as an additional insured and lender loss payee, with an appropriate loss payable endorsement in form and substance satisfactory to the Purchaser, against loss or damage by fire, flood, sprinkler leakage, theft, burglary, pilferage, loss in transit and other risks customarily insured against by companies in similar business similarly situated as the Company and its Subsidiaries including but not limited to workers compensation, public and product liability and business interruption, and such other hazards as the Purchaser shall specify in amounts and under insurance policies and bonds by insurers acceptable to the Purchaser and all premiums thereon shall be paid by the Company and the policies delivered to the Purchaser. If the Company or any of its Subsidiaries fails to obtain the insurance and in such amounts of coverage as otherwise required pursuant to this Section 6.8, the Purchaser may procure such insurance and the cost thereof shall be promptly reimbursed by the Company and shall constitute Obligations.

        The Company's insurance coverage shall not be impaired or invalidated by any act or neglect of the Company or any of its Subsidiaries and the insurer will provide the Purchaser with no less than thirty (30) days notice prior of cancellation;

        The Company agrees to ensure that the Purchaser will be names as "loss payee/additional insured" in its insurance policies.

      Intellectual Property. Each of the Company and each of its Subsidiaries shall maintain in full force and effect its existence, rights and franchises and all licenses and other rights to use the Intellectual Property owned or possessed by it, in each case as reasonably deemed to be necessary to conduct its business as now or proposed to be conducted, in all material respects.

      Properties. Each of the Company and each of its Subsidiaries will keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto, in each case consistent with the ordinary course of business of the Company and such Subsidiaries as of the date hereof; and each of the Company and each of its Subsidiaries will comply with each provision of all leases to which it is a party or under which it occupies property if the breach of such provision would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      Confidentiality. The Company will not, and will not permit any of its Subsidiaries to, disclose, and will not include in any public announcement, the name of the Purchaser, unless expressly agreed to by the Purchaser, unless, until and to the extent that such disclosure is required by any applicable law, rule or regulation, including the rules and regulations of the SEC, and then only to the extent of such requirement. Notwithstanding the foregoing, the Company may disclose the Purchaser's identity and the terms of this Agreement and the Related Agreements to its current and prospective debt and equity financing sources. The Purchaser shall be permitted to discuss, distribute or otherwise transfer any non-public information of the Company and its Subsidiaries in the Purchaser's possession now or in the future to potential or actual (i) direct or indirect investors in the Purchaser and (ii) third party assignees or transferees of all or a portion of the obligations of the Company and/or any of its Subsidiaries hereunder and under the Related Agreement, to the extent that such investor or assignee or transferee enters into a confidentiality agreement for the benefit of the Company in such form as may be necessary to addresses the Company's Regulation FD requirements; provided, however, that, unless an Event of Default has occurred and is continuing, the Purchaser may not make any disclosure of non-public information of the Company and its Subsidiaries to any person or entity which is a competitor of the Company and/or any of its Subsidiaries without the prior written consent of the Company.

      Required Approvals. (I) For so long as twenty-five percent (25%) of the principal amount of the Note is outstanding, the Company, without the prior written consent of the Purchaser, shall not, and shall not permit any of its Subsidiaries to:

        (i) directly or indirectly declare or pay any cash dividends, other than dividends paid to the Company or any of its wholly-owned Subsidiaries and dividends paid which do not exceed $50,000 in the aggregate per year, (ii) issue any preferred stock that is mandatorily redeemable prior to the three-month anniversary of the Maturity Date (as defined in the Note) or (iii) redeem any of its preferred stock or other equity interests prior to the three-month anniversary of the Maturity Date;

        liquidate, dissolve or effect a material reorganization (it being understood that in no event shall the Company or any of its Subsidiaries dissolve, liquidate or merge with any other person or entity (unless, in the case of such a merger, the Company or, in the case of merger not involving the Company, such Subsidiary, as applicable, is the surviving entity);

        become subject to (including, without limitation, by way of amendment to or modification of) any agreement or instrument which by its terms would (under any circumstances) restrict the Company's or any of its Subsidiaries, right to perform the provisions of this Agreement, any Related Agreement or any of the agreements contemplated hereby or thereby;

        materially alter or change the scope of the business of the Company and its Subsidiaries taken as a whole; or

        (i) create, incur, assume or suffer to exist any indebtedness (exclusive of trade debt and debt incurred to finance the purchase of equipment (not in excess of ten percent (10%) of the fair market value of the Company's and its Subsidiaries' assets)) whether secured or unsecured other than (w) the Company's obligations owed to the Purchaser, (x) indebtedness set forth on Schedule 6.12(e) attached hereto and made a part hereof and any refinancings or replacements thereof on terms no less favorable to the Purchaser than the indebtedness being refinanced or replaced, (y) any indebtedness incurred in connection with the purchase of assets (other than equipment) in the ordinary course of business, or any refinancings or replacements thereof on terms no less favorable to the Purchaser than the indebtedness being refinanced or replaced, so long as any lien relating thereto shall only encumber the fixed assets so purchased and no other assets of the Company or any of its Subsidiaries and (z)(1) preferred stock or unsecured convertible debt payable only in common stock of the Company with a maximum dividend rate of 8-1/2% and a redemption or maturity date, as the case may be, no sooner than the three-month anniversary of the Maturity Date and (2) unsecured subordinated indebtedness in a maximum amount of $1,000,000; provided that the lender(s) of such subordinated indebtedness each enter into a subordination agreement with Purchaser in form and substance satisfactory to Purchaser in its sole discretion; (ii) cancel any indebtedness owing to it in excess of $50,000 in the aggregate during any 12 month period; (iii) assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other person or entity, except the endorsement of negotiable instruments by the Company or any Subsidiary thereof for deposit or collection or similar transactions in the ordinary course of business or guarantees of indebtedness otherwise permitted to be outstanding pursuant to this clause (e); and

      (II) The Company, without the prior written consent of the Purchaser, shall not, and shall not permit any of its Subsidiaries to, create or acquire any Subsidiary after the date hereof unless (i) such Subsidiary is a wholly-owned Subsidiary of the Company and (ii) such Subsidiary becomes a party to the Master Security Agreement, the Stock Pledge Agreement and the Subsidiary Guaranty (either by executing a counterpart thereof or an assumption or joinder agreement in respect thereof) and, to the extent required by the Purchaser, satisfies each condition of this Agreement and the Related Agreements as if such Subsidiary were a Subsidiary on the Closing Date. Notwithstanding the foregoing, the Company shall be permitted to create up to one wholly-owned domestic Subsidiary (the "Non-Credit Party Subsidiary") for the purpose of holding certain intellectual property to be transfered by the Company (to the extent not otherwise encumbered by a lien granted for the benefit of the Purchaser); provided that, (i) the capitalization, other than contribution of the intellectual property of the Company (to the extent not otherwise encumbered by any lien granted for the benefit of the Purchaser) of such Non-Credit Party Subsidiary shall come from sources other than the Company or any of its other Subsidiaries; (ii) the Company and its Subsidiaries shall otherwise be prohibited from, directly or indirectly, investing in, lending to, providing a guaranty of an obligation of, contributing and/or transferring any assets to and/or providing any form of financial assistance to, whether directly or indirectly, such Non-Credit Party Subsidiary.

      Reissuance of Securities. The Company agrees to reissue certificates representing the Securities without the legends set forth in Section 5.8 above at such time as:

        the holder thereof is permitted to dispose of such Securities pursuant to Rule 144(k) under the Securities Act; or

        upon resale subject to an effective registration statement after such Securities are registered under the Securities Act.

      The Company agrees to cooperate with the Purchaser in connection with all resales pursuant to Rule 144(d) and Rule 144(k) and provide legal opinions necessary to allow such resales provided the Company and its counsel receive reasonably requested representations from the Purchaser and broker, if any.

      Opinion. On the Closing Date, the Company will deliver to the Purchaser an opinion acceptable to the Purchaser from the Company's external legal counsel with respect to the matters set forth on Exhibit B attached hereto, subject to customary qualifications, assumptions, limitations and exceptions. The Company will provide, at the Company's expense, such other legal opinions in the future as are deemed reasonably necessary by the Purchaser (and acceptable to the Purchaser) in connection with the conversion of the Note.

      Margin Stock. The Company will not permit any of the proceeds of the Note to be used directly or indirectly to "purchase" or "carry" "margin stock" or to repay indebtedness incurred to "purchase" or "carry" "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect.

      FIRPTA. Neither the Company, nor any of its Subsidiaries, is a "United States real property holding corporation" as such term is defined in Section 897(c)(2) of the Code and Treasury Regulation Section 1.897-2 promulgated thereunder and neither the Company nor any of its Subsidiaries shall at any time take any action or otherwise acquire any interest in any asset or property to the extent the effect of which shall cause the Company and/or such Subsidiary, as the case may be, to be a "United States real property holding corporation" as such term is defined in Section 897(c)(2) of the Code and Treasury Regulation Section 1.897-2 promulgated thereunder.

      No Restrictions on Additional Financings.

      The Company will not, and will not permit its Subsidiaries to, agree, directly or indirectly, to any restriction with any person or entity which limits the ability of the Company to incur from the Purchaser any additional indebtedness and/or to sell or issue to the Purchaser any equity interests of the Company or any of its Subsidiaries with the Company or any of its Subsidiaries.

      Authorization and Reservation of Shares. The Company shall at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the conversion of the Note.

      Inactive Subsidiaries. The Company will not permit its Inactive Subsidiaries to hold significant assets or liabilities or engage in any business activities.

      Investor Relations/Public Relations. The Company hereby agrees to incorporate into its annual budget an amount of funds necessary to maintain a comprehensive investor relations and public relations program (an "IR/PR Program"), which IR/PR Program shall incorporate elements customarily utilized by companies of similar size and in a similar industry as the Company and its Subsidiaries.

      Prohibition of Amendments to Subordinated Debt Documentation. The Company will not, and will not permit its Subsidiaries to, without the prior written consent of the Purchaser, amend, modify or in any way alter the terms of any of (i) the Promissory Note, dated as of March 12, 2002 issued by the Company to J.C. Chatpar (the "Mar 2002 Subdebt"), (ii) the Promissory Note, dated as of March 31, 2004 issued by the Company to Prem Chatpar (the "Mar 2004 Subdebt"), (iii) the Promissory Note, dated as of September 30, 2005 issued by the Company to J.C. Chatpar (the "Sep 2005 Subdebt"), and (iv) all related agreements entered into by the Company in connection with any the Mar 2002 Subdebt, the Mar 2004 Subdebt and the Sep 2005 Subdebt (collectively, the "Subordinated Debt Documentation").

      Prohibition of Grant of Collateral for Subordinated Debt Documentation. The Company will not, and will not permit its Subsidiaries to, without the prior written consent of the Purchaser, grant or permit any of its Subsidiaries to grant to any Person any collateral of the Company or any collateral of any of its Subsidiaries as security for any obligation arising under the Subordinated Debt Documentation, other than in respect of the Intellectual Property of the Company.

    Covenants of the Purchaser. The Purchaser covenants and agrees with the Company as follows:

      Confidentiality. The Purchaser will not disclose, and will not include in any public announcement, the name of the Company, unless expressly agreed to by the Company or unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

      Non-Public Information. The Purchaser will not effect any sales in the shares of the Company's Common Stock while in possession of material, non-public information regarding the Company if such sales would violate applicable securities law.

      Limitation on Acquisition of Common Stock of the Company. Notwithstanding anything to the contrary contained in this Agreement, any Related Agreement or any document, instrument or agreement entered into in connection with any other transactions between the Purchaser and the Company, the Purchaser may not acquire stock in the Company (including, without limitation, pursuant to a contract to purchase, by exercising an option or warrant, by converting any other security or instrument, by acquiring or exercising any other right to acquire, shares of stock or other security convertible into shares of stock in the Company, or otherwise, and such contracts, options, warrants, conversion or other rights shall not be enforceable or exercisable) to the extent such stock acquisition would cause any interest (including any original issue discount) payable by the Company to the Purchaser not to qualify as "portfolio interest" within the meaning of Section 881(c)(2) of the Code, by reason of Section 881(c)(3) of the Code, taking into account the constructive ownership rules under Section 871(h)(3)(C) of the Code (the "Stock Acquisition Limitation"). The Stock Acquisition Limitation shall automatically become null and void without any notice to the Company upon the earlier to occur of either (a) the Company's delivery to the Purchaser of a Notice of Redemption (as defined in the Note) or (b) the existence of an Event of Default (as defined in the Note) at a time when the average closing price of the Company's common stock as reported by Bloomberg, L.P. on the Principal Market for the immediately preceding five trading days is greater than or equal to 150% of the Fixed Conversion Price (as defined in the Note).

    Covenants of the Company and the Purchaser Regarding Indemnification.

      Company Indemnification. The Company agrees to indemnify, hold harmless, reimburse and defend the Purchaser, each of the Purchaser's officers, directors, agents, affiliates, control persons, and principal shareholders, against all claims, costs, expenses, liabilities, obligations, losses or damages (including reasonable legal fees) of any nature, incurred by or imposed upon the Purchaser which result, arise out of or are based upon: (i) any misrepresentation by the Company or any of its Subsidiaries or breach of any warranty by the Company or any of its Subsidiaries in this Agreement, any other Related Agreement or in any exhibits or schedules attached hereto or thereto; or (ii) any breach or default in performance by Company or any of its Subsidiaries of any covenant or undertaking to be performed by Company or any of its Subsidiaries hereunder, under any other Related Agreement or any other agreement entered into by the Company and/or any of its Subsidiaries and the Purchaser relating hereto or thereto.

      Purchaser's Indemnification. The Purchaser agrees to indemnify, hold harmless, reimburse and defend the Company and each of the Company's officers, directors, agents, affiliates, control persons and principal shareholders, at all times against any claims, costs, expenses, liabilities, obligations, losses or damages (including reasonable legal fees) of any nature, incurred by or imposed upon the Company which result, arise out of or are based upon: (i) any misrepresentation by the Purchaser or breach of any warranty by the Purchaser in this Agreement or in any exhibits or schedules attached hereto or any Related Agreement; or (ii) any breach or default in performance by the Purchaser of any covenant or undertaking to be performed by the Purchaser hereunder, or any other agreement entered into by the Company and the Purchaser relating hereto.

    Conversion of Convertible Note.

      Mechanics of Conversion.

        Provided the Purchaser has notified the Company of the Purchaser's intention to sell the Note Shares and the Note Shares are included in an effective registration statement or are otherwise exempt from registration when sold: (i) upon the conversion of the Note or part thereof, the Company shall, at its own cost and expense, take all necessary action (including the issuance of an opinion of counsel reasonably acceptable to the Purchaser following a request by the Purchaser) to assure that the Company's transfer agent shall issue shares of the Company's Common Stock in the name of the Purchaser (or its nominee) or such other persons as designated by the Purchaser in accordance with Section 9.1(b) hereof and in such denominations to be specified representing the number of Note Shares issuable upon such conversion; and (ii) the Company warrants that no instructions other than these instructions have been or will be given to the transfer agent of the Company's Common Stock and that after the Effectiveness Date (as defined in the Registration Rights Agreement) the Note Shares issued will be freely transferable subject to the prospectus delivery requirements of the Securities Act and the provisions of this Agreement, and will not contain a legend restricting the resale or transferability of the Note Shares.

        The Purchaser will give notice of its decision to exercise its right to convert the Note or part thereof by telecopying or otherwise delivering an executed and completed notice of the number of shares to be converted to the Company (the "Notice of Conversion"). The Purchaser will not be required to surrender the Note until the Purchaser receives a credit to the account of the Purchaser's prime broker through the DWAC system (as defined below), representing the Note Shares or until the Note has been fully satisfied. Each date on which a Notice of Conversion is telecopied or delivered to the Company in accordance with the provisions hereof shall be deemed a "Conversion Date." Pursuant to the terms of the Notice of Conversion, the Company will issue instructions to the transfer agent accompanied by an opinion of counsel within one (1) business day of the date of the delivery to the Company of the Notice of Conversion and shall cause the transfer agent to transmit the certificates representing the Conversion Shares to the Holder by crediting the account of the Purchaser's prime broker with the Depository Trust Company ("DTC") through its Deposit Withdrawal Agent Commission ("DWAC") system within three (3) business days after receipt by the Company of the Notice of Conversion (the "Delivery Date").

        The Company understands that a delay in the delivery of the Note Shares in the form required pursuant to Section 9 hereof beyond the Delivery Date could result in economic loss to the Purchaser. In the event that the Company fails to direct its transfer agent to deliver the Note Shares to the Purchaser via the DWAC system within the time frame set forth in Section 9.1(b) above and the Note Shares are not delivered to the Purchaser by the Delivery Date, as compensation to the Purchaser for such loss, the Company agrees to pay late payments to the Purchaser for late issuance of the Note Shares in the form required pursuant to Section 9 hereof upon conversion of the Note in an amount equal to the Purchaser's actual damages from such delayed delivery. The Company shall pay any payments incurred under this Section in immediately available funds upon written demand, accompanied by reasonable documentation of the amount of such damages. Such documentation shall show the number of shares of Common Stock the Purchaser is forced to purchase (in an open market transaction) which the Purchaser anticipated receiving upon such conversion, and shall be calculated as the amount by which (A) the Purchaser's total purchase price (including customary brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (B) the aggregate principal and/or interest amount of the Note, for which such Conversion Notice was not timely honored.

    Registration Rights.

      Registration Rights Granted. The Company hereby grants registration rights to the Purchaser pursuant to the Registration Rights Agreement.

    Miscellaneous.

      Governing Law, Jurisdiction and Waiver of Jury Trial.

        THIS AGREEMENT AND THE OTHER RELATED AGREEMENTS SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

        THE COMPANY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE COMPANY, ON THE ONE HAND, AND THE PURCHASER, ON THE OTHER HAND, PERTAINING TO THIS AGREEMENT OR ANY OF THE RELATED AGREEMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE OTHER RELATED AGREEMENTS; PROVIDED, THAT THE PURCHASER AND THE COMPANY ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE COUNTY OF NEW YORK, STATE OF NEW YORK; AND FURTHER PROVIDED, THAT, NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE PURCHASER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL (AS DEFINED IN THE MASTER SECURITY AGREEMENT) OR ANY OTHER SECURITY FOR THE OBLIGATIONS (AS DEFINED IN THE MASTER SECURITY AGREEMENT), OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE PURCHASER. THE COMPANY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND THE COMPANY HEREBY WAIVES ANY OBJECTION THAT IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. THE COMPANY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE COMPANY AT THE ADDRESS SET FORTH IN SECTION 11.9 AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF THE COMPANY'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

        THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PURCHASER AND/OR THE COMPANY ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT, ANY OTHER RELATED AGREEMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO.

      Severability. Wherever possible each provision of this Agreement and the Related Agreements shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or any Related Agreement shall be prohibited by or invalid or illegal under applicable law such provision shall be ineffective to the extent of such prohibition or invalidity or illegality, without invalidating the remainder of such provision or the remaining provisions thereof which shall not in any way be affected or impaired thereby.

      Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Purchaser and the closing of the transactions contemplated hereby to the extent provided therein, and shall otherwise survive until and terminate at the time at which the Purchaser no longer holds the Note. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument. All indemnities set forth herein shall survive the execution, delivery and termination of this Agreement and the Note and the making and repayment of the obligations arising hereunder, under the Note and under the other Related Agreements.

      Successors. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person or entity which shall be a holder of the Securities from time to time, other than the holders of Common Stock which has been sold by the Purchaser pursuant to Rule 144 or an effective registration statement. The Purchaser shall not be permitted to assign its rights hereunder or under any Related Agreement to a competitor of the Company unless an Event of Default (as defined in the Note) has occurred and is continuing. Upon such assignment, the Purchaser shall be released from all responsibility for the Collateral (as defined in the Master Security Agreement, the Stock Pledge Agreement and each other security agreement, mortgage, cash collateral deposit letter, pledge and other agreements which are executed by the Company or any of its Subsidiaries in favor of the Purchaser) to the extent same is assigned to any transferee. The Purchaser may from time to time sell or otherwise grant participations in any of the Obligations (as defined in the Master Security Agreement) and the holder of any such participation shall, subject to the terms of any agreement between the Purchaser and such holder, be entitled to the same benefits as the Purchaser with respect to any security for the Obligations (as defined in the Master Security Agreement) in which such holder is a participant. The Company agrees that each such holder may exercise any and all rights of banker's lien, set-off and counterclaim with respect to its participation in the Obligations (as defined in the Master Security Agreement) as fully as though the Company were directly indebted to such holder in the amount of such participation. The Company may not assign any of its rights or obligations hereunder without the prior written consent of the Purchaser. All of the terms, conditions, promises, covenants, provisions and warranties of this Agreement shall inure to the benefit of each of the undersigned, and shall bind the representatives, successors and permitted assigns of the Company.

      Entire Agreement; Maximum Interest. This Agreement, the Related Agreements, the exhibits and schedules hereto and thereto and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein. Nothing contained in this Agreement, any Related Agreement or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum rate permitted by applicable law. In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum rate permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Purchaser and thus refunded to the Company.

      Amendment and Waiver.

        This Agreement may be amended or modified only upon the written consent of the Company and the Purchaser.

        The obligations of the Company and the rights of the Purchaser under this Agreement may be waived only with the written consent of the Purchaser.

        The obligations of the Purchaser and the rights of the Company under this Agreement may be waived only with the written consent of the Company.

      Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement or the Related Agreements, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. All remedies, either under this Agreement or the Related Agreements, by law or otherwise afforded to any party, shall be cumulative and not alternative.

      Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given:

        upon personal delivery to the party to be notified;

        when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day;

        three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or

        one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

      All communications shall be sent as follows:

If to the Company, to:	Cyber Digital, Inc. 400 Oser Avenue, Suite 1650 Hauppauge, New York 11788 Attention: Chief Executive Officer Facsimile: 631-231-1446
with a copy to:
Kramer Levin Naftalis & Frankel LLP 1177 Avenue of the Americas New York, New York 10036 Attention: Scott Rosenblum, Esq. Facsimile: 212-715-8000
If to the Purchaser, to:	Laurus Master Fund, Ltd. c/o M&C Corporate Services Limited P.O. Box 309 GT Ugland House George Town South Church Street Grand Cayman, Cayman Islands Facsimile: 345-949-8080
with a copy to:
Portfolio Services Laurus Capital Management, LLC 335 Madison Avenue, 10th Floor New York, NY 10017 Facsimile: 212-581-5037

      or at such other address as the Company or the Purchaser may designate by written notice to the other parties hereto given in accordance herewith.

      Attorneys' Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement or any Related Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement and/or such Related Agreement, including, without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

      Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

      Facsimile Signatures; Counterparts. This Agreement may be executed by facsimile signatures and in any number of counterparts, each of which shall be an original, but all of which together shall constitute one agreement.

      Broker's Fees. Except as set forth on Schedule 11.12 hereof, each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 11.12 being untrue.

      Construction. Each party acknowledges that its legal counsel participated in the preparation of this Agreement and the Related Agreements and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Agreement or any Related Agreement to favor any party against the other.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the parties hereto have executed the SECURITIES PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:	PURCHASER:
CYBER DIGITAL, INC.	LAURUS MASTER FUND, LTD.
By: /s/ J.C. Chatpar	By: /s/ Eugene Grin
Name: J.C. Chatpar	Name: Eugene Grin
Title: CEO	Title: Director